Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Computer Horizons Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            Computer Horizons Corp.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


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[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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--------------
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    it was determined.

                            COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

    The Annual Meeting of Shareholders of Computer Horizons Corp. will be held at The Governor Morris Hotel and Conference Center, Two Whippany Road, Morristown, NJ, on Wednesday, May 1, 1996 at 10:00 A.M., local time, for the following purposes:

        1. To elect directors to serve until the next annual meeting and until their successors are elected and qualify.

        2. To ratify the selection of the accounting firm of Grant Thornton LLP as auditors for the Company's current year.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 22, 1996, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                           By Order of the Board of Directors,

                                                     BERNHARD HUBERT
                                                        Secretary

Mountain Lakes, New Jersey
April 1, 1996

    IF IT IS CONVENIENT FOR YOU TO DO SO, WE HOPE YOU WILL ATTEND THE MEETING. IF YOU CANNOT, WE URGE YOU TO FILL OUT THE ENCLOSED PROXY CARD AND RETURN IT TO US IN THE ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED.

                            COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 1, 1996
                            ------------------------

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company and may be revoked at any time before it is finally exercised. As of March 22, 1996, the Company had outstanding 15,835,383 shares of common stock, $.10 par value, each share entitled to one vote. Only shareholders of record at the close of business on March 22, 1996, will be entitled to notice of and to vote at the annual meeting. It is anticipated that the mailing to shareholders of the Proxy Statement and the enclosed proxy will commence on or about April 1, 1996. Proxies for the annual meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

    All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specifications therein, or if no specifications are made, will be voted "FOR" the election of the named nominees and approval of the proposals set forth in the Notice of Annual Meeting of Shareholders of the Company. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. A person present at the meeting may withdraw his or her proxy and vote in person. Directors are elected by plurality vote. Any other matter to be voted on at the meeting will require, for approval, the affirmative vote of a majority of the shares of common stock voting on the proposal.

                      CERTAIN HOLDERS OF VOTING SECURITIES

    The following table presents certain information with respect to the beneficial ownership of shares of the Company's common stock (its only class of voting securities) on March 22, 1996 (except as noted otherwise), by (a) persons owning more than 5% of such shares or nominated for election as a director (see "Election of Directors"), (b) the named executive officers identified in the Summary Compensation Table, and (c) all directors and executive officers as a group.

                                                            AMOUNT       PERCENT
                 NAME AND ADDRESS OF                     BENEFICIALLY      OF
                  BENEFICIAL OWNER                          OWNED         CLASS
                 -------------------                     ------------    -------
John J. Cassese.......................................    1,529,841(1)      9.5%
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Bernhard Hubert.......................................      340,487(1)      2.1%
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Thomas J. Berry.......................................       77,625(1)       (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Rocco J. Marano.......................................       10,125(1)       (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Wilfred R. Plugge.....................................       43,875(1)       (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
All directors and executive officers as a group
  (six persons).......................................    2,004,766(3)     12.2%
Putnam Investments, Inc...............................    1,100,797(4)     10.7%

------------
(1) Includes 514,190 shares issuable upon exercise of options granted under the Company's l985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans, as follows: Cassese 339,690 and Hubert 174,500. Also includes 108,000 shares issuable upon exercise of options granted under the Company's 1991 Directors' Stock Option Plan, as amended, as follows: Berry 70,875, Marano 10,125 and Plugge 27,000.

(2) Less than 1%.

(3) Includes all shares issuable upon exercise of options granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans included in Note 1, plus 2,813 shares for Michael J. Shea, CPA, Vice President, Chief Accounting Officer and Controller.

(4) Putnam Investments, Inc. ("Putnam"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., has filed a Schedule 13G statement with the Securities and Exchange Commission stating that as of December 31, 1995, through its wholly-owned registered investment advisor subsidiaries, it may be deemed to have shared dispositive power with respect to 1,100,797 shares of the Company's common stock and to have shared voting power with respect to 277,218 of said shares. Putnam Investments, Inc. and Marsh & McLennan disclaim beneficial ownership of all 1,100,797 of said shares. The Company has not adjusted these numbers to reflect the 3-for-2 common stock split paid in January 1996.

    During 1995 Mr. Shea inadvertently filed a Form 3 as to one transaction after the due filing date. Mr. Cassese also inadvertently filed a Form 4 concerning two transactions after the then due filing date.

                             ELECTION OF DIRECTORS

    The five current members of the Board of Directors have been nominated, for election by the Shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualify. Unless such authority is withheld by an indication thereon, the proxy will be voted for the election of the nominees named herein. An employment agreement between the Company and Mr. Cassese provides that he will be included as a nominee for election at each annual meeting so long as the employment period under his agreement shall not have terminated. See "Executive Compensation" for additional information concerning such agreement.

    If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person as may be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election. The following table sets forth certain information regarding the nominees:

                                DIRECTOR
       NOMINEE           AGE     SINCE                  PRESENT PRINCIPAL OCCUPATION
---------------------    ---    --------   -------------------------------------------------------
John J. Cassese......    51       1969     Chairman and President of the Company
Bernhard Hubert......    51       1995     Executive Vice President, Chief Financial Officer and
                                            Secretary of the Company since 1995. Senior Vice
                                            President and Chief Financial Officer of the Company
                                            since 1982
Thomas J. Berry......    71       1989     Retired 1993 as Executive Advisor and Executive Asst.
                                           to Postmaster General U.S. Postal Services. Retired
                                            1986 as Vice President--AT&T
Rocco J. Marano......    68       1995     Retired 1994 as Chairman of Blue Cross Blue Shield--New
                                            Jersey. Retired as Chairman and President of Bellcore
                                            (Bell Communications Research) in 1991
Wilfred R. Plugge....    71       l983     Retired l987 as Vice President--International
                                           Operations Division of SRI International (a private
                                            research institute)

    The Board of Directors held 9 meetings during 1995. The Audit Committee and the Compensation Committee, each consisting of the Board's outside Directors (Messrs. Berry, Marano and Plugge), held 3 meetings each in 1995.

    The functions of the Audit Committee include reviewing with the independent auditors the objectives and scope of the audit, the audit approach and the results and findings of the audit. The functions also include understanding new accounting pronouncements as they pertain to the Company and recommending to the Board the engagement or discharge of the independent auditors.

    The Compensation Committee considers and authorizes remuneration arrangements for senior management, including the granting of options under the Company's Incentive Stock Option and Appreciation Plans.

    The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company for the fiscal years indicated, to the Chief Executive Officer and to each of the Company's other executive officers (together, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        ----------------------------------
                                                                                AWARDS
                                                                        -----------------------
                                          ANNUAL COMPENSATION                        SECURITIES   PAYOUTS
                                   ----------------------------------   RESTRICTED   UNDERLYING   --------
    NAME AND PRINCIPAL                                   OTHER ANNUAL     STOCK       OPTIONS/      LTIP        ALL OTHER
         POSITION           YEAR    SALARY     BONUS     COMPENSATION     AWARDS        SARS      PAYMENTS   COMPENSATION (1)
--------------------------  ----   --------   --------   ------------   ----------   ----------   --------   ----------------
John J. Cassese...........  1995   $360,000   $300,000     --             --            78,750     --            $ 44,328
Chairman of the Board,      1994    325,000    150,000     --             --            84,375     --              14,328
 President and Chief        1993    300,000    100,000     --             --           126,563     --              14,267
 Executive Officer
Bernhard Hubert...........  1995    215,000    175,000     --             --            45,000     --               7,444
Executive Vice President,   1994    200,000     75,000     --             --            33,750     --               7,297
 Chief Financial Officer    1993    190,000     40,000     --             --            50,625     --               7,103
 and Secretary

------------
(1) In 1995, the Company paid the premiums on a whole life insurance policy of $80,000, a universal life insurance policy of $800,000 and a term life insurance policy of $150,000 for Mr. Cassese. The Company also paid premiums of $30,000 on a $3,000,000 split-dollar life insurance policy on the joint lives of Mr. Cassese and his spouse. In addition the Company paid the premiums on a $290,000 universal life insurance policy and a $150,000 term life insurance policy for Mr. Hubert. Under each such insurance policy the insured has the right to designate the beneficiaries. The Company maintains a defined contribution (401K) savings plan and contributes $.25 for every dollar contributed by all participating employees up to 4% of each employee's salary deferral.

    Supplemental Retirement Benefits--The Company has entered into non-qualified supplemental retirement benefit agreements with John J. Cassese, Chairman of the Board, President and a Director, and Bernhard Hubert, Executive Vice President, Chief Financial Officer, Secretary and a Director. Under their agreements, Mr. Cassese and Mr. Hubert will be entitled to receive $2,000,000 and $1,000,000 respectively, upon his retirement from the Company at age 65. If Mr. Cassese or Mr. Hubert retires from continuous employment with the Company prior to age 65 as a result of total and permanent disability, he will be deemed to have continued to be continuously employed by the Company until age 65 for purposes of his agreement. If Mr. Cassese or Mr. Hubert terminates his employment with the Company prior to reaching age 65 other than as a result of death or total and permanent disability, he will be entitled to receive, upon reaching age 65, a retirement benefit based on accrual and vesting formulas set forth in his respective agreement. If Mr. Cassese or Mr. Hubert were to terminate his employment as of the date of this Proxy Statement, Mr. Cassese's accrued and vested benefit would be $88,200; and Mr. Hubert's accrued and vested benefit would be $32,200. If Mr. Cassese or Mr. Hubert were to die prior to age 65, while still in the employ of the Company, his beneficiaries would be entitled to receive a lump sum benefit equal to the greater of his accrued and vested benefit and $1,000,000, in the case of Mr. Cassese, and $500,000 in the case of Mr. Hubert. Benefits payable upon retirement may be paid in a lump sum or in annual installments at the discretion of the beneficiary.

    The following table sets forth certain information with respect to options granted to the named executive officers in 1995. Such options were granted under the Company's 1994 Incentive Stock Option and Appreciation Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                    -----------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                    NUMBER OF     % OF TOTAL                                   ANNUAL RATES OF
                                    SECURITIES     OPTIONS                                     STOCK PRICE FOR
                                    UNDERLYING    GRANTED TO     EXERCISE                        OPTION TERM
                                     OPTIONS      EMPLOYEES       OR BASE      EXPIRATION    --------------------
   NAME                              GRANTED       IN 1995         PRICE          DATE          5%         10%
---------------------------------   ----------    ----------    -----------    ----------    --------    --------
John J. Cassese..................     78,750         17.1          $6.67         2/09/05     $330,170    $836,715
Bernhard Hubert..................     45,000          9.8           6.67         2/09/05      188,668     478,123

    Pursuant to the terms of option grants, upon exercise of such options, if the optionee, while employed by the Company, desires to sell any shares acquired upon exercise of such options, the optionee must first offer such shares to the Company at their then fair market value.

    The following table sets forth certain information concerning stock options exercised in 1995 and/or held as of the end of the year, by the named executive officers. Such options were granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans. No stock appreciation rights have been granted under either Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1995 OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                                  NUMBER OF UNEXERCISED            IN-THE-MONEY
                                           SHARES                  OPTIONS AT 12/31/95         OPTIONS AT 12/31/95
                                          ACQUIRED     VALUE    --------------------------  --------------------------
   NAME                                  ON EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------------------- -----------  --------  -----------  -------------  -----------  -------------
John J. Cassese.........................   --          --         289,688        --         $ 6,220,013    $ --
Bernhard Hubert.........................   --          --         126,843        12,657       2,671,108      294,392

EMPLOYMENT AGREEMENTS

    Messrs. Cassese and Hubert are parties to Employment Agreements with the Company which expire on February 15, 1998, and which provide for automatic renewal for successive additional terms of three (3) years unless either party gives at least 180 days prior written notice of intent to terminate. The Agreements provide, among other things, for annual salaries which are currently at the rate of $375,000 for Mr. Cassese and $225,000 for Mr. Hubert, with such increases and bonuses, if any, as the Company may determine. These Agreements also provide that if either of these individuals terminates his employment following the first anniversary of a Change of Control, he will be entitled to receive a lump sum equal to three times his base salary and highest bonus and continued benefits under Company benefit plans. In addition, the Agreements provide for entitlement to salary, bonus and continued benefits based on the balance of the employment term (which automatically extends for three years if a Change of Control occurs) in the event of certain other terminations of employment. In general, a Change of Control is deemed to occur if a person or group acquires 20% or more of the Company's outstanding common stock, the Company's shareholders approve, with certain exceptions, a disposition of the Company, or a majority of the directors are succeeded within a 24-month period by individuals not nominated or approved by the Board as previously constituted. The Agreements also provide, in substance, that amounts receivable by Messrs. Cassese and Hubert after a Change of Control, which are subject to additional excise or other taxes, are to be increased to preserve the net benefit to the executive of such payments.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES

    The Compensation Committee (the "Committee") of the Board of Directors consists of its non-employee Directors. The Committee is responsible for developing policies and making specific recommendations to the Board of Directors with respect to the compensation of the Company's executive officers. The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

    To help achieve this, the Committee, among other things, considers the chief executive officer's recommendations with respect to other executive officers, evaluates the Company's performance both in terms of current achievements and significant initiatives with long-term implications, assesses the contributions of individual executives, and compares compensation levels with those of other leading companies in similar or related industries.

FISCAL 1995 COMPENSATION

    With respect to the Company's chief executive officer and the other executive officer named above, the Committee focused principally upon recommending to the Board appropriate base salary increases and incentive compensation. As noted above, the chief executive officer and the other named executive officer are parties to employment agreements with the Company that provide for base salary increases and bonuses as the Company may determine. In the view of the Committee, the base salary increases and bonuses granted the chief executive officer and the other named executive officer with respect to 1995, appropriately reflected the Committee's policies outlined above.

    The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and reward them for their contribution to the Company's long-term share performance. These grants are designed to align the executive's interests with that of the shareholders. During 1995, stock options were granted to the executive officers and to other members of management based upon their actual and potential contributions to the Company.

                                          Compensation Committee

                                          Thomas J. Berry
                                          Rocco J. Marano
                                          Wilfred R. Plugge

                            DIRECTORS' COMPENSATION

    Messrs. Berry, Marano and Plugge, who are not employees of the Company, are each entitled to receive as compensation the sum of $12,000 per year. If there are more than four non-telephonic meetings per year, they will each receive an additional sum of $2,000 per non-telephonic meeting. In 1995, the Company incurred an expense of $12,000 each for Messrs. Berry and Plugge and $6,000 for Mr. Marano, who became a Director mid-year.

1991 DIRECTORS' STOCK OPTION PLAN

    The Plan, as amended in 1994, provides for automatic grants of options to purchase 50,625 shares of common stock at fair market value, and up to five (5) additional annual grants to purchase 6,750 shares of common stock at its then fair market value. To date, Messrs. Berry, Marano and Plugge have each received options for 50,625 shares and Messrs. Berry and Plugge have each received four
(4) annual grants of 6,750 shares per grant.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

    The Company maintains directors' and officers' liability insurance, providing coverage of up to $5,000,000, subject to a deductible. The policy also insures the Company against amounts paid by it to indemnify directors and officers. The current policy covers a period of one year at an annual premium of approximately $37,500.

                               PERFORMANCE GRAPH

    Below is a graph comparing the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of companies included in the Nasdaq Market Index and Indices of both the Former Peer Group of Companies, as well as the New Peer Group of Companies selected by the Company:

                                    [Graph]


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

                                              FISCAL YEAR ENDING
                             --------------------------------------------------
COMPANY                      1990     1991     1992     1993     1994      1995

COMPUTER HORIZONS CORP        100    64.06    61.72   110.10   189.66    800.37
FORMER PEER GROUP             100   147.71   173.45   212.50   224.21    339.55
BROAD MARKET                  100   128.38   129.64   155.50   163.26    211.77

THE PEER GROUP CHOSEN WAS:  Customer Selected Stock List

THE BROAD MARKET INDEX CHOSED WAS:  NASDAQ MARKET INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

         ANALYSIS & TECHNOLOGY                   ESSEX CP
         ANALYSTS INTERNATIONAL                  GEODYNAMICS CP
         BRANDON SYSTEMS CORP                    KEANE INC
         CACI INTERNAT INC                       LOGICON CP
         COMARCO INC                             SHL SYSTEMHOUSE INC
         COMPTEK RES INC                         TECHNALYSIS CP
         COMPUTER DATA SYSTEMS                   TENERA INC
         COMPUTER TASK GROUP INC                 TITAN CP
         DYNAMICS RESEARCH CORP
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

                                              FISCAL YEAR ENDING
                             --------------------------------------------------
COMPANY                      1990     1991     1992     1993     1994      1995

COMPUTER HORIZONS CORP        100    64.06    61.72   110.10   189.66    800.37
NEW PEER GROUP                100   115.53   166.06   206.08   264.41    369.42
BROAD MARKET                  100   128.38   129.64   155.50   163.26    211.77

THE PEER GROUP CHOSEN WAS:  Customer Selected Stock List

THE BROAD MARKET INDEX CHOSED WAS:  NASDAQ MARKET INDEX

THE PEER GROUP WAS MADE UP OF THE FOLLOWING SECURITIES:

         ANALYSTS INTERNATIONAL
         BRANDON SYSTEMS CORP
         CIBER INC
         COMPUTER TASK GROUP INC
         KEANE INC

                     ASSUMES $100 INVESTED ON JAN. 1, 1991
                         ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DEC. 31, 1995


    The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the Nasdaq Market Index and both the Former and the New Peer Groups, is based on the stock price or composite index at the end of fiscal 1990.

    The preceding graph compares the performance of the Company with the Nasdaq Market Index and the Former, as well as the New, Peer Group Index. The Former Peer Group Index is comprised of the following 17 Information Systems companies engaged in professional services: Analysis & Technology Inc., Analysts International Corp., Brandon Systems Corp., Caci International Inc., Comarco Inc., Computer Task Group Inc., Comptek Research Inc., Computer Data Systems Inc., Dynamics Research Corp., Essex Corp., Geodynamics Corp., Keane Inc., Logicon Inc., SHL SystemHouse Inc., Technalysis Corp., Tenera LP, and Titan Corp. Intermetrics Inc., which was previously included in the Former Peer Group Index, was not included for 1995 as this company merged with Apollo Holding Inc. The New Peer Group consists of five companies, Analysts International Corp., Brandon Systems Corp., CIBER, Inc., Computer Task Group Inc., and Keane Inc., who not only engage in professional services, but are also involved in emerging and prospective "total solutions".

                                    AUDITORS

    The Board of Directors, with the approval of the Audit Committee, has selected the firm of Grant Thornton LLP as independent auditors to examine the financial statements of the Company for the year ending December 3l, 1996. This selection is being presented to the shareholders for ratification at the annual meeting. If the shareholders do not ratify the employment of Grant Thornton LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

    A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

                               OTHER INFORMATION

    Proposals of shareholders intended to be presented at the annual meeting to be held in 1997 must be received by the Company no later than December 1, 1996, to be included in the proxy materials for such meeting.

    The Board of Directors is aware of no other matters that are to be presented to the shareholders for action at the meeting. If, however, any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote such proxies in accordance with their judgment on such matters.

    Upon the written request of any shareholder as of March 22, 1996, a copy of the Company's Annual Report on Form 10-K for the year ended December 3l, 1995 (excluding exhibits), as filed with the Securities and Exchange Commission, will be supplied without charge. Requests should be directed to Shareholder Relations, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495.

                                           By Order of the Board of Directors,
                                                     Bernhard Hubert
                                                        Secretary

Mountain Lakes, New Jersey
April 1, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            COMPUTER HORIZONS CORP.

    The undersigned appoints JOHN J. CASSESE and BERNHARD HUBERT, and each of them, as proxies, with power of substitution to each, to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at The Governor Morris Hotel and Conference Center, Two Whippany Road, Morristown, NJ on Wednesday, May 1, 1996 at 10:00 A.M. and any adjournment thereof.

    IF NOT OTHERWISE INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT YEAR.

                     (MARK, SIGN AND DATE ON REVERSE SIDE)

--------------------------------------------------------------------------------

(1) Election of Directors: John J. Cassese, Bernhard Hubert, Thomas J. Berry, Rocco J. Marano and Wilfred R. Plugge

    For all                  Withhold authority to vote
    nominees listed. / /     for all nominees listed. / /

    / / For all nominees except nominees written in space below.

    ----------------------------------------------------------------------------

(2) Proposal to ratify the selection of Grant Thornton LLP as the Company's independent auditors for the current year.

    For / /    Against / /    Abstain / /

(3) Upon any other matters that may properly come before the meeting or any adjournment.

                              Signature________________________Date_________

                              Signature________________________Date_________
                              SIGNATURE(S) SHOULD AGREE WITH NAME(S) PRINTED HEREON. PLEASE CORRECT ANY ERRORS IN ADDRESS SHOWN. IF SIGNING IN REPRESENTATIVE CAPACITY INCLUDE FULL TITLE. PROXIES BY A CORPORATION SHOULD BE SIGNED IN ITS NAME BY AN AUTHORIZED OFFICER. WHERE STOCK STANDS IN MORE THAN ONE NAME, ALL HOLDERS OF RECORD SHOULD SIGN.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. / /